Exhibit 10.2

WAIVER AND CONSENT AGREEMENT

This waiver and consent agreement (this “Agreement”), dated as of November 9, 2015, is entered into by and between UNILIFE CORPORATION, a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”), and relates to that certain Purchase Agreement, dated as of July 29, 2015, between the Company and the Investor (the “Purchase Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, Section 5(q) of the Purchase Agreement prohibits the Company from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance, until the Maturity Date (irrespective of any earlier termination of the Purchase Agreement);

WHEREAS, the Company has advised the Investor that it intends to consummate a Variable Rate Transaction with Discover Fund that would involve the issuance by the Company of up to $7,500,000 of Common Stock or Common Stock Equivalents (the “Subject Transaction”) and that it is seeking the Investor’s waiver of the prohibition thereof set forth in Section 5(q) of the Purchase Agreement and the Investor’s consent to the Company’s consummation of the Subject Transaction;

WHEREAS, pursuant to Section 12(o) of the Purchase Agreement, the Investor may waive any provision of the Purchase Agreement by written instrument signed by the Investor;

WHEREAS, in consideration of the Investor’s waiver and consent herein, the Company shall issue to the Investor a warrant to purchase up to 900,000 shares of Common Stock, at an exercise price of $1.00 (, exercisable after the six-month anniversary of the date of issuance of such warrant and for a period of five years after the warrant first becomes exercisable, in the form set forth in Exhibit A hereto (the “Warrant”); and

WHEREAS, the Investor is willing to provide the waiver and consent herein provided upon the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Investor and the Company hereby agree as follows.

1. Waiver and Consent. The Investor hereby waives the application of Section 5(q) of the Purchase Agreement to the Subject Transaction and hereby consents to the consummation of the Subject Transaction by the Company; provided, however, that such waiver and consent shall apply only to the Subject Transaction involving the issuance by the Company to Discover Fund of up to a maximum of $7,500,000 of Common Stock or Common Stock Equivalents in one single transaction only, and the Company and the Investor hereby acknowledge and agree that such waiver and consent shall not be deemed to waive the application of Section 5(q) of the

Purchase Agreement or to consent to any other issuance of Common Stock or Common Stock Equivalents or any other securities by the Company to Discover Fund or to any other Person in any other transaction or series of transactions.

2. Issuance of Warrant. In consideration of the Investor’s waiver and consent provided in Section 1 of this Agreement, the Company shall issue the Warrant to the Investor on the date hereof.

3. Ratifications. Except as otherwise expressly provided in Section 1 of this Agreement with respect to the Subject Transaction only, the Transaction Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, including, without limitation, Section 5(q) of the Purchase Agreement.

4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

5. Miscellaneous. Sections 12(a)-(h), 12(j) and 12(l)-(o) of the Purchase Agreement are incorporated herein mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY:

UNILIFE CORPORATION

By:	/s/ Alan Shortall
Name:	Alan Shortall
Title:	Chief Executive Officer

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC

BY:	LINCOLN PARK CAPITAL, LLC

BY:	ALEX NOAH INVESTORS, INC.

By:	/s/ Jonathan Cope
Name:	Jonathan Cope
Title:	President

EXHIBIT A

Form of Warrant

[to be attached]

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